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                                                                   Exhibit 23.01


              Consent of Independent Certified Public Accountants




We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated August 22, 1996 (except for Note 12, as to which the date is September 30, 1996), in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 33-84472) and related Prospectus of Computer Integration Corp.


                                        Ernst & Young LLP



West Palm Beach, Florida
August 8, 1997